Exhbit 3.8

BYLAWS

OF

ITRON ENGINEERING SERVICES, INC.

Originally adopted on 10/25/2002:

Amendments are listed on: page i

AMENDMENTS

Section	Effect of Amendment	Date of Amendment
2.2	First sentence only amended to state: “The Presiden or any Director may call special meetings of the shareholders for any purpose.”	2/25/2004

	Name change from Itron Spectrum Holdings, Inc. – per Articles of Amendment	3/24/2004

Page i

CONTENTS

SECTION 1.	OFFICES	1

SECTION 2.	SHAREHOLDERS	1
2.1	Annual Meeting	1
2.2	Special Meetings	1
2.3	Meetings by Communication Equipment	1
2.4	Date, Time and Place of Meeting	2
2.5	Notice of Meeting	2
	2.5.1 Number of Days' Notice	2
	2.5.2 Adjourned Meeting	2
	2.5.3 Notice of Special Meeting Called by Shareholders	2
	2.5.4 Type of Notice	3
	2.5.5 Effectiveness of Notice	3
2.6	Waiver of Notice	4
	2.6.1 By Delivery of a Record	4
	2.6.2 Waiver by Attendance	4
	2.6.3 Waiver of Objection	4
2.7	Fixing of Record Date for Determining Shareholders Entitled to Notice of or to Vote at a Meeting or to Receive Payment of a Dividend	5
	2.7.1 Record Date for Meeting of Shareholders	5
	2.7.2 Record Date to Receive Payment of Dividend or Distribution	5
2.8	Voting Record	5
2.9	Quorum	5
2.10	Manner of Acting	6
	2.10.1 Matters Other than the Election of Directors	6
	2.10.2 Election of Directors	6
2.11	Proxies	6
	2.11.1 Written Authorization	6
	2.11.2 Recorded Telephone Call, Voice Mail or Other Electronic Transmission	6
	2.11.3 Effectiveness of Appointment of Proxy	7
	2.11.4 Revocability of Proxy	7
	2.11.5 Death or Incapacity of Shareholder Appointing a Proxy	7
	2.11.6 Acceptance of Proxy's Vote or Action	8
	2.11.7 Meaning of Sign or Signature	8
2.12	Voting of Shares	8
2.13	Voting for Directors	8
2.14	Action by Shareholders Without a Meeting	8
	2.14.1 Unanimous Written Consent	8

Page ii

	2.14.2 Less Than Unanimous Written Consent	9
	2.14.3 General Provisions	9

SECTION 3.	BOARD OF DIRECTORS	10
3.1	General Powers	10
3.2	Number and Tenure	10
3.3	Regular Meetings	10
3.4	Special Meetings	10
3.5	Meetings by Communications Equipment	10
3.6	Notice of Special Meetings	11
	3.6.1 Number of Days' Notice	11
	3.6.2 Type of Notice	11
	3.6.3 Effectiveness of Written Notice	12
	3.6.4 Effectiveness of Oral Notice	12
3.7	Waiver of Notice	13
	3.7.1 By Delivery of a Record	13
	3.7.2 By Attendance	13
3.8	Quorum	13
	3.8.1 Board of Directors	13
	3.8.2 Committees	13
3.9	Manner of Acting	14
3.10	Presumption of Assent	14
3.11	Action by Board or Committees Without a Meeting	14
3.12	Resignation of Directors and Committee Members	14
3.13	Removal of Directors and Committee Members	15
	3.13.1 Removal of Directors	15
	3.13.2 Removal of Committee Members	15
3.14	Vacancies	15
3.15	Executive and Other Committees	15
	3.15.1 Creation of Committees	15
	3.15.2 Authority of Committees	16
	3.15.3 Minutes of Meetings	16
3.16	Compensation of Directors and Committee Members	16

SECTION 4.	OFFICERS	16
4.1	Appointment and Term	16
4.2	Resignation	17
4.3	Removal	17
4.4	Contract Rights of Officers	17
4.5	Chairman of the Board and Vice Chairman of the Board	17
4.6	Chief Executive Officer	17
4.7	President	17
4.8	Vice President	18
4.9	Secretary	18

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4.10	Treasurer	18
4.11	Salaries	18

SECTION 5.	CONTRACTS, LOANS, CHECKS AND DEPOSITS	18
5.1	Contracts	18
5.2	Loans to the Corporation	19
5.3	Checks, Drafts, Etc.	19
5.4	Deposits	19

SECTION 6.	CERTIFICATES FOR SHARES AND THEIR TRANSFER	19
6.1	Issuance of Shares	19
6.2	Certificates for Shares	19
6.3	Stock Records	19
6.4	Restriction on Transfer	20
6.5	Transfer of Shares	20
6.6	Lost or Destroyed Certificates	20

SECTION 7.	BOOKS AND RECORDS	21

SECTION 8.	ACCOUNTING YEAR	21

SECTION 9.	SEAL	22

SECTION 10.	INDEMNIFICATION	22
10.1	Right to Indemnification	22
10.2	Restrictions on Indemnification	22
10.3	Advancement of Expenses	23
10.4	Right of Indemnitee to Bring Suit	23
10.5	Procedures Exclusive	23
10.6	Nonexclusivity of Rights	23
10.7	Insurance, Contracts and Funding	23
10.8	Indemnification of Employees and Agents of the Corporation	24
10.9	Persons Serving Other Entities	24

SECTION 11.	AMENDMENTS	24

Page iv

BYLAWS

OF

ITRON ENGINEERING SERVICES, INC.

SECTION 1. OFFICES

The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors (“Board”) may designate. The corporation may have such other offices, either within or without the State of Washington, as the Board may designate or as the business of the corporation may require from time to time.

SECTION 2. SHAREHOLDERS

2.1 Annual Meeting

The annual meeting of the shareholders shall be held within 90 to 180 days after the fiscal year end of the corporation at a date and time determined by resolution of the Board of Directors, the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. At any time prior to the commencement of the annual meeting, the Board may postpone the annual meeting for a period of up to 120 days from the date fixed for such meeting in accordance with this subsection 2.1.

2.2 Special Meetings

The Chairman of the Board, the Chief Executive Officer, the President or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary, at least 20 business days prior to the date of such meeting, one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

2.3 Meetings by Communication Equipment

Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4 Date, Time and Place of Meeting

Except as otherwise provided herein, all meetings of shareholders, including those held pursuant to demand by shareholders as provided herein, shall be held on such date and at such time and place, within or without the State of Washington, designated by or at the direction of the Board.

2.5 Notice of Meeting

Notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be provided in the form of a record by or at the direction of the Board, the Chairperson of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting, as provided below.

2.5.1 Number of Days’ Notice

(a) Normal Business. Except as provided in paragraph (b) of this subsection, notice of the meeting shall be provided not less than 10 or more than 60 days before the meeting.

(b) Amendment to Articles of Incorporation; Merger or Share Exchange; Sale of Assets or Dissolution. Notice of a meeting held for the purpose of considering an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets other than in the regular course of business or the dissolution of the corporation shall be provided not less than 20 or more than 60 days before the meeting.

2.5.2 Adjourned Meeting

If an annual or special meeting of shareholders is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be provided to shareholders entitled to notice of or to vote as of the new record date.

2.5.3 Notice of Special Meeting Called by Shareholders

Upon request of shareholders in accordance with Section 2.2 of these Bylaws, the shareholders may request that the corporation call a special meeting of shareholders. Within 30 days of such a request, it shall be the duty of the Secretary to provide notice of a special meeting of shareholders to be held on such date and at such place and hour as the Secretary may fix.

2.5.4 Type of Notice

(a) Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.

(b) Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.

(1) Consent to Receive Notice by Electronic Transmission. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.

(2) Revocation of Consent to Receive Notice by Electronic Transmission. A shareholder that has consented to receipt of electronically transmitted notices may revoke such consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(3) Posting Notice on an Electronic Network. Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

2.5.5 Effectiveness of Notice

(a) Notice by Mail. Notice given by mail is effective when deposited in the United States mail, first-class postage prepaid, properly addressed to the shareholder at such shareholder’s address as it appears in the corporation’s current record of shareholders.

(b) Notice by Telegraph, Teletype or Facsimile Equipment. Notice given by telegraph, teletype or facsimile equipment that transmits a facsimile of the notice is effective when dispatched to the shareholder’s address, telephone number or other number appearing on the records of the corporation.

(c) Notice by Air Courier. Notice given by air courier is effective when dispatched, if prepaid and properly addressed to the shareholder at such shareholder’s address as it appears in the corporation’s current record of shareholders.

(d) Notice by Ground Courier or Other Personal Delivery. Notice given by ground courier or other personal delivery is effective when received by a shareholder.

(e) Notice by Electronic Transmission. Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

(f) Notice by Publication. Notice given by publication is effective five days after first publication.

2.6 Waiver of Notice

2.6.1 By Delivery of a Record

A shareholder may waive any notice required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time of the meeting that is the subject of such notice or, in the case of notice required to be given to nonconsenting or nonvoting shareholders in connection with action taken by less than unanimous consent of the shareholders, before or after the action to be taken by executed consent is effective. The waiver must be (i) delivered by the shareholder entitled to notice to the corporation for inclusion in the minutes or filing with the corporate records, and (ii) set forth either in an executed and dated written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location or system, in an executed and dated electronically transmitted record.

2.6.2 Waiver by Attendance

Notice of the time, place and purpose of any meeting will be waived by any shareholder by attendance in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.6.3 Waiver of Objection

A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the notice of the meeting unless the shareholder objects to considering the matter when it is presented.

2.7 Fixing of Record Date for Determining Shareholders Entitled to Notice of or to Vote at a Meeting or to Receive Payment of a Dividend

2.7.1 Record Date for Meeting of Shareholders

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment of such meeting, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 70 days and not less than 10 days, prior to the date of such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.7.2 Record Date to Receive Payment of Dividend or Distribution

For the purpose of determining shareholders entitled to receive payment of any dividend or distribution (including a dividend or distribution in connection with a stock split), the Board may fix a future date as the record date for such dividend or distribution. Such record date shall be not more than 70 days prior to the date on which the dividend or distribution is payable. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation’s shares) the record date shall be the date the Board authorizes the stock dividend or distribution.

2.8 Voting Record

At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder’s agent or attorney.

2.9 Quorum

A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders. If less than a quorum of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice if the new date, time and place is announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.10 Manner of Acting

2.10.1 Matters Other than the Election of Directors

If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes.

2.10.2 Election of Directors

Directors shall be elected in the manner set forth in Section 2.13 of these Bylaws.

2.11 Proxies

A shareholder or the shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by an executed writing or by a recorded telephone call, voice mail or other electronic transmission.

2.11.1 Written Authorization

Execution of a writing authorizing another person or persons to act for the shareholder as proxy may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, by facsimile signature.

2.11.2 Recorded Telephone Call, Voice Mail or Other Electronic Transmission

Authorizing another person or persons to act for the shareholder as proxy may be accomplished by transmitting or authorizing the transmission of a recorded telephone call, voice mail or other electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that the transmission must either set forth or be submitted with information, including any security or validation controls used, from which it can reasonably be determined that the transmission was authorized by the shareholder. If it is determined that the transmission is valid, the inspectors of election or, if there are no inspectors, any officer or agent of the corporation making that determination on behalf of the corporation shall specify the information upon which they relied. The corporation shall require the holders of proxies received by transmission to provide to the corporation copies of the transmission and the corporation shall retain copies of the transmission for a reasonable period of time after the election provided that they are retained for at least 60 days.

2.11.3 Effectiveness of Appointment of Proxy

An appointment of a proxy is effective when a signed appointment form or telegram, cablegram, recorded telephone call, voicemail or other transmission of the appointment is received by the inspectors of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment.

2.11.4 Revocability of Proxy

An appointment of a proxy is revocable by the shareholder unless the appointment indicates that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of a pledgee, a person who purchased or agreed to purchase the shares, a creditor of the corporation who extended it credit under terms requiring the appointment, an employee of the corporation whose employment contract requires the appointment or a party to a voting agreement created under Section 07.310 of the Washington Business Corporation Act. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee did not know of its existence when the transferee acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

2.11.5 Death or Incapacity of Shareholder Appointing a Proxy

The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the officer or agent of the corporation authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

2.11.6 Acceptance of Proxy’s Vote or Action

Subject to Section 07.240 of the Washington Business Corporation Act and to any express limitation on the proxy’s authority stated in the appointment form or recorded telephone call, voice mail or other electronic transmission, the corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

2.11.7 Meaning of Sign or Signature

For the purposes of this Section, “sign” or “signature” includes any manual, facsimile, conformed or electronic signature.

2.12 Voting of Shares

Unless otherwise provided in the Articles of Incorporation, or in Section 2.13, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon such matter.

2.13 Voting for Directors

Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote or, if cumulative voting is not denied in the Articles of Incorporation, each shareholder may cumulate such shareholder’s votes by distributing among one or more candidates as many votes as are equal to the number of such Directors multiplied by the number of such shareholder’s shares. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected. Directors may be elected by consent in lieu of an annual or special meeting in accordance with Section 2.14 of these Bylaws.

2.14 Action by Shareholders Without a Meeting

Any action that may or is required to be taken at a meeting of the shareholders may be taken without a meeting or a vote, pursuant to the provisions of this subsection.

2.14.1 Unanimous Written Consent

Action may be taken by unanimous consent if (i) one or more consents, each in the form of a record, describing the action taken are executed by all the shareholders entitled to vote with respect to the matter, and (ii) the executed consents are delivered to the corporation for filing with the corporate records.

2.14.2 Less Than Unanimous Written Consent

If authorized by a general or limited authorization in the Articles of Incorporation, action may be taken by less than unanimous consent if (i) one or more consents, each in the form of a record describing the action taken, are executed by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted, (ii) the period of advance notice required by the Articles of Incorporation to be given to any nonconsenting shareholders has been satisfied and (iii) the executed consents are delivered to the corporation for filing with the corporate records.

2.14.3 General Provisions

(a) Form of Consent. The consent shall be set forth either in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an executed electronically transmitted record.

(b) Record Date. If not otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder consent is executed.

(c) Withdrawal of Consent. A shareholder may withdraw a consent only by delivering a notice of withdrawal in the form of a record to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation.

(d) Date of Signature. Every consent shall bear the date of execution of each shareholder that executes the consent.

(e) Time Allowed to Complete Execution of Consents. A consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the corporation, consents executed by a sufficient number of shareholders to take action are delivered to the corporation.

(f) Effective Date of Consent Action. Unless the consent specifies a later effective date, actions taken by consent of the shareholders are effective when (a) consents sufficient to authorize taking the action are in possession of the corporation and (b) if action is taken by less than unanimous consent, the period of advance notice required by the Articles of Incorporation to be given to any nonconsenting or nonvoting shareholders has been satisfied.

(g) Inclusion in Corporate Records. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

SECTION 3. BOARD OF DIRECTORS

3.1 General Powers

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.2 Number and Tenure

The Board shall be composed of not less than one nor more than ten Directors, the specific number to be set by resolution of the Board or the shareholders. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Unless a Director dies, resigns, or is removed, his or her term of office shall expire at the next annual meeting of shareholders; provided, however, that a Director shall continue to serve until his or her successor is elected or until there is a decrease in the authorized number of Directors. Directors need not be shareholders of the corporation or residents of the State of Washington and need not meet any other qualifications.

3.3 Regular Meetings

By resolution, the Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.

3.4 Special Meetings

Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairperson of the Board, the President, the Secretary or, in the case of special Board meetings, any one Director and, in the case of any special meeting of any committee designated by the Board, by its Chairperson. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

3.5 Meetings by Communications Equipment

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.6 Notice of Special Meetings

Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be provided to each Director in the form of a record or orally, as provided below. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

3.6.1 Number of Days’ Notice

Notice of the meeting shall be given at least two days before the meeting.

3.6.2 Type of Notice

(a) Oral Notice. Oral notice may be communicated in person, by telephone, wire or wireless equipment that does not transmit a facsimile of the notice, or by any electronic means that does not create a record.

(b) Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.

(c) Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.

(1) Consent to Receive Notice by Electronic Transmission. Notice to Directors in an electronic transmission is effective only with respect to Directors who have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.

(2) Revocation of Consent to Receive Notice by Electronic Transmission. A Director who has consented to receipt of electronically transmitted notices may revoke such consent by delivering a revocation to the corporation in the form of a record. The consent of a Director to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(3) Posting Notice on an Electronic Network. Notice to Directors who have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the Director a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

3.6.3 Effectiveness of Written Notice

(a) Notice by Mail. Notice given by mail is effective five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed to the Director at his or her address shown on the records of the corporation.

(b) Notice by Registered or Certified Mail. Notice is effective on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(c) Notice by Telegraph, Teletype or Facsimile Equipment. Notice sent to the Director’s address, telephone number or other number appearing on the records of the corporation is effective when dispatched by telegraph, teletype or wire or wireless equipment that transmits a facsimile of the notice.

(d) Notice by Private Carrier. Notice given by private carrier is effective when received by the Director.

(e) Personal Notice. Notice given by personal delivery is effective when received by the Director.

(f) Notice by Electronic Transmission. Notice provided by electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

3.6.4 Effectiveness of Oral Notice

(a) Notice in Person or by Telephone. Oral notice is effective when received by the Director.

(b) Notice by Wire or Wireless Equipment. Notice given by wire or wireless equipment that does not transmit a facsimile of the notice or by any electronic means that does not create a record is effective when communicated to the Director.

3.7 Waiver of Notice

3.7.1 By Delivery of a Record

A Director may waive any notice required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. The waiver must be delivered by the Director entitled to the notice to the corporation for inclusion in the minutes or filing with the corporate records. Such waiver shall be set forth either in an executed written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver has been electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

3.7.2 By Attendance

A Director’s attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8 Quorum

3.8.1 Board of Directors

A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a quorum are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.8.2 Committees

A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a quorum are present at a meeting, a majority of such Directors present may adjourn the committee meeting from time to time without further notice.

3.9 Manner of Acting

If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board or committee meeting shall be the act of the Board or such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.10 Presumption of Assent

A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting any business at such meeting, (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers notice of the Director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.11 Action by Board or Committees Without a Meeting

Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more consents setting forth the action so taken are executed by all of the Directors or by all of the members of such committee either before or after the action is taken and delivered to the corporation, each of which shall be set forth in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system in an executed electronically transmitted record. Action taken by consent of Directors without a meeting is effective when the last Director executes the consent, unless the consent specifies a later effective date. Any such consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12 Resignation of Directors and Committee Members

Any Director may resign from the Board or any committee of the Board at any time by delivering either oral tender of resignation at any meeting of the Board or any committee or an executed notice to the Chairperson of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery unless the notice of resignation specifies a later effective date and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

3.13 Removal of Directors and Committee Members

3.13.1 Removal of Directors

(a) General Requirements. At a meeting of shareholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permit removal for cause only) by the holders of the shares entitled to elect the Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast to not remove the Director.

(b) Cumulative Voting. If the Articles of Incorporation permit cumulative voting in the election of Directors, then a Director may not be removed if the number of votes sufficient to elect such Director if then cumulatively voted at an election of the entire Board or, if there are classes of Directors, at an election of the class of Directors of which such Director is a part, is voted against the Director’s removal.

3.13.2 Removal of Committee Members

The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

3.14 Vacancies

Unless the Articles of Incorporation provide otherwise, any vacancy occurring on the Board may be filled by the shareholders, the Board or, if the Directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining Directors. Any vacant office to be held by a Director elected by the holders of one or more classes or series of shares entitled to vote and be counted collectively thereon shall be filled only by the vote of the holders of such class or series of shares. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders.

3.15 Executive and Other Committees

3.15.1 Creation of Committees

The Board, by resolution, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. Such resolution must be adopted by the greater of a majority of all the Directors then in office or the number of Directors required to take action in accordance with these Bylaws. Each committee must have two or more members, who shall serve at the pleasure of the Board.

3.15.2 Authority of Committees

Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (b) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (c) fill vacancies on the Board or any committee of the Board, (d) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (e) adopt, amend or repeal Bylaws, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

3.15.3 Minutes of Meetings

All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.16 Compensation of Directors and Committee Members

By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting or a stated salary as Director or a committee member, and such other compensation as the Board may determine. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4. OFFICERS

4.1 Appointment and Term

The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term “executive officer” shall mean the Chief Executive Officer, the President, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board or the Chief Executive Officer may appoint such other officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2 Resignation

Any officer may resign at any time by delivering written notice thereof to the corporation. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.3 Removal

Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

4.4 Contract Rights of Officers

The appointment of an officer does not itself create contract rights.

4.5 Chairman of the Board and Vice Chairman of the Board

If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairman of such meetings.

If appointed, the Vice Chairman of the board shall perform such duties as shall be assigned to him or her by the Board from time to time.

4.6 Chief Executive Officer

If appointed, the Chief Executive Officer shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board, and, subject to the Board’s control, shall supervise and control all of the assets, business and affairs of the corporation

4.7 President

If appointed, the President shall be the chief operating officer of the corporation unless some other officer is so designated by the Board and shall report to the Chief Executive Officer, unless the same person holds both offices. In general, the President shall perform such other duties as are prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and shareholders and for authentication of the records of the corporation.

4.8 Vice President

Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chief Executive Officer or the President or by or at the direction of the Board.

4.9 Secretary

If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation’s records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10 Treasurer

If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, or the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer. If required by the Board, the Treasurer or any Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine.

4.11 Salaries

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1 Contracts

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2 Loans to the Corporation

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3 Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4 Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1 Issuance of Shares

No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2 Certificates for Shares

Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the Chief Executive Officer, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3 Stock Records

The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4 Restriction on Transfer

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

“The securities evidenced by this certificate have not been registered under the Securities Act of l933, as amended, or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933, as amended, or any applicable state law.”

6.5 Transfer of Shares

The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

6.6 Lost or Destroyed Certificates

In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

SECTION 7. BOOKS AND RECORDS

The corporation shall:

(a) Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

(b) Maintain appropriate accounting records.

(c) Maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

(d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(e) Keep a copy of the following records at its principal office:

1. the Articles of Incorporation and all amendments thereto as currently in effect;

2. the Bylaws and all amendments thereto as currently in effect;

3. the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years;

4. the financial statements described in Section 23B.16.200(1) of the Washington Business Corporation Act, for the past three years;

5. all written communications to shareholders generally within the past three years;

6. a list of the names and business addresses of the current Directors and officers; and

7. the most recent annual report delivered to the Washington Secretary of State.

SECTION 8. ACCOUNTING YEAR

The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

SECTION 9. SEAL

The Board may provide for a corporate seal which shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10. INDEMNIFICATION

10.1 Right to Indemnification

Each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of an executive officer of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an “indemnitee”), whether the basis of a proceeding is alleged action in an official capacity as such a Director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all expense, liability and loss (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Except as provided in subsection 10.2 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

10.2 Restrictions on Indemnification

No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification, except that if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this subsection 10.2 shall be as set forth in such amended statutory provision.

10.3 Advancement of Expenses

The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.3.

10.4 Right of Indemnitee to Bring Suit

If a claim under subsection 10.1 or 10.3 of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5 Procedures Exclusive

Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and advancement of expenses set forth in this Section are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

10.6 Nonexclusivity of Rights

The right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board, contract or otherwise.

10.7 Insurance, Contracts and Funding

The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.8 Indemnification of Employees and Agents of the Corporation

The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (i) with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; (ii) pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act; or (iii) as are otherwise consistent with law.

10.9 Persons Serving Other Entities

Any person who, while a Director, officer or employee of the corporation, is or was serving (a) as a Director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership(a) as a Director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of an executive officer of an executive officer of the corporation and entitled to indemnification and advancement of expenses under subsections 10.1 and 10.3 of this Section.

SECTION 11. AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.

The foregoing Bylaws were adopted by the Board of Directors on October 25, 2002.

/s/ MariLyn R. Blair
MariLyn R. Blair, Secretary